UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 12, 2018
Date of Report (Date of earliest event reported)

IRELAND INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50033	91-2147049
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

2360 West Horizon Ridge Parkway, Suite 100
Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

(702) 932-0353
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

Effective January 12, 2018, the Company issued share purchase warrants for the purchase of up to 150,000 shares of the Company’s common stock to a consultant of the Company for services provided by him during the year ended December 31, 2017, exercisable at a price of $0.12 per share for a period expiring on January 12, 2023 (the “Warrants”). The Warrants were issued to the consultant in reliance upon the exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Rule 506(b) of the Securities Act, on the basis of representations made by the consultant that he is an “accredited investor” as that term is defined in Rule 501 of the Securities Act. The Company did not engage in any form of “general solicitation” or “general advertising” (as those terms are used in Rule 502(c) of the Securities Act) in connection with the offering of the Warrants to the consultant.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

2018 Option Grants

Effective as of January 12, 2018, the Board granted non-qualified stock purchase options to Douglas D.G. Birnie the Company’s Chief Executive Officer, President and Secretary, and to David Z. Strickler, Jr., the Company’s Chief Operating Officer, for the purchase of up to and aggregate of 2,400,000 shares of the Company’s common stock under the Company’s 2007 Stock Incentive Plan at a price of $0.12 per share, vesting and expiring as follows:

Number of Options to Vest
Douglas D.G.
Birnie	David Z. Strickler	Vesting Date	Expiration Date
Chief Executive	Chief Operating
Officer, President	Officer
and Secretary
300,000	300,000	Mar. 31, 2018	Mar. 31, 2023
300,000	300,000	Jun. 30, 2018	Jun. 30, 2023
300,000	300,000	Sept. 30, 2018	Sept. 30, 2023
300,000	300,000	Dec. 31, 2018	Dec. 31, 2023
1,200,000	1,200,000	Total

Each of the options granted to the executive officers will automatically vest and become exercisable upon the occurrence of a change in control of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRELAND INC.
Date: January 19, 2018
	By:	/s/ Douglas D.G. Birnie

Name: Douglas D.G. Birnie
Title: Chief Executive Officer